EXHIBIT 10.45

Promissory Note dated as of June 22, 2006

between CNL Income Bretton Woods, LLC and

MWH Preservation Limited Partnership

PROMISSORY NOTE

$6,500,000.00	June 19, 2006

FOR VALUE RECEIVED, the undersigned CNL Income Properties, Inc., a Maryland Corporation CNL Income Bretton Woods, LLC, a Delaware LLC (“Buyer”), having a mailing address of 450 S. Orange Avenue, 5th Floor, Orlando, Florida 32802, promises to pay to the order of MWH Preservation Limited Partnership (the “Seller”) the principal sum of SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000.00) (the “Principal Sum”), with simple interest accruing daily on the unpaid balance of the Principal Sum until paid in full at the rate of five and seven hundred sixty nine thousandths percent (5.769%) per annum, in lawful money of the United States.

This Note is delivered pursuant to the terms of an Asset Purchase Agreement, dated as of January 20, 2006 as amended by a First Amendment to Asset Purchase Agreement dated as of April 25, 2006 between the Buyer and the Seller, and as otherwise amended by the parties (the “Asset Purchase Agreement”). Any capitalized terms used herein that are not otherwise defined have the meanings given them in the Asset Purchase Agreement. Whenever notice, demand or a request properly may be given under this Note to the Buyer, the same shall always be sufficient if given as provided in the Asset Purchase Agreement and shall be deemed given as provided therein.

Payments under this Note shall be made by wire transfer of immediately available funds as follows:

The Principal Sum of SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000) together with all accrued interest on or before June 19, 2010; time being of the essence.

This Note is secured by a letter of credit dated the date hereof from Colonial Bank (the “Letter of Credit”. In the event Buyer does not pay the full amount owed hereunder when due, whether at maturity, upon acceleration, or otherwise, TIME BEING OF THE ESSENCE, then the holder of this Note shall have the right to draw on the Letter of Credit.

As used herein, the word “holder” shall mean the Seller and its successors and assigns, including without limitation, any liquidating trust for the benefit of the Seller’s partners or the shareholders of the Seller’s general partner.

Each of the following is an “Event of Default” under this Note:

(a) the Buyer fails to pay the Principal Sum and all accrued interest on or before June 19, 2010, time being of the essence;

(b) the Buyer shall fail to pay, perform or observe any term, covenant, obligation or agreement contained in the Letter of Credit or other related documentation with the Letter of Credit provider or any default occurs thereunder, or the Letter of Credit provider gives notice of any such failure or default to the Buyer or Seller;

(c) any material provision of the Letter of Credit or other related documentation shall, at any time for any reason, cease to be valid and binding on or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by, the Buyer or the Letter of Credit provider, or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over the Buyer seeking to establish the invalidity or unenforceability thereof, or the Buyer or the letter of credit provider shall deny that it has any further liability or obligation under the Letter of Credit, or the Buyer or the Seller shall receive any prior notification from the Letter of Credit provider that any of the foregoing is pending;

(d) the Letter of Credit shall for any reason cease to be in full force and effect or the Buyer or Seller shall receive advance notice from the Letter of Credit provider to that effect; or

(e) the Seller shall not receive notice of renewal of the Letter of Credit at least 30 days prior to any expiration date for such Letter of Credit.

Notwithstanding the foregoing, Buyer shall not be deemed to be in default under clause (d) or (e) above if at least thirty (30) days prior to any termination or expiration of the Letter of Credit, Buyer provides collateral for this Note that, in Seller’s sole judgment, is substantially equivalent to the collateral provided by the Letter of Credit., For this purpose, such as another letter of credit with a bank that is as creditworthy as the existing provider of the Letter of Credit in the same amount as and on substantially equivalent terms with the Letter of Credit, or an escrow fund in the amount of the Letter of Credit with immediately available funds on substantially equivalent terms shall be considered substantially equivalent to the collateral provided by the Letter of Credit.

In addition to the remedies available to the Seller at law or in equity, upon any Event of Default under this Note, then, at the option of the holder of this Note, without further notice or demand to the Buyer, the entire Principal Sum then outstanding and all accrued interest shall become immediately due and payable, and no omission on the part of the holder hereof to exercise such option when entitled to do so shall be construed as a waiver of such right and Seller shall have the right to draw on the Letter of Credit.

The Buyer agrees to reimburse Seller all court costs and other reasonable expenses of collection, including reasonable fees and disbursements of attorneys, in the event that this Note is placed in the hands of any attorney for collection or litigation is commenced thereon, and it is finally determined that the Buyer has breached its payment obligations hereunder.

This Note may be prepaid in whole or in part without penalty. All prepayments shall be applied first to any costs or other expenses owed by the Buyer hereunder, second to the payment of any accrued interest hereunder, and third to the outstanding Principal Sum.

Except as specifically provided in this Note, the Buyer waives presentment, protest and demand, and notice of protest, demand and dishonor and non-payment of this Note. To the extent permitted by law, the Buyer waives and releases: all rights of redemption, valuation, appraisement, and notice of election to mature or to declare due the whole of the indebtedness evidenced hereby; errors, defects and imperfections in any proceedings instituted by the holder under the terms of this Note; and all benefits that might accrue to the Buyer by virtue of any present or future laws providing for any stay of execution, exemption from civil process, or extension of time for payment. The Buyer agrees that its liability hereunder shall remain unimpaired, notwithstanding any extension of the time of payment or other indulgence granted by the holder hereof, or the release of the liability of any party which may assume the obligation to make payment of the indebtedness evidenced hereby. In no event shall the holder, by any act or omission or commission, be deemed to waive any of its rights or remedies hereunder unless such waiver shall be in writing and signed by the holder, and then only to the extent specifically set forth therein; and a waiver of any one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

This Note shall not be subject to any offset by the Buyer of any amounts that may be owed at any time by the holder to the Buyer.

If any provisions hereof or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder hereof, or the application of such provision to the persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and in force to the fullest extent permitted by law.

The obligations of the Buyer hereunder shall be binding upon the Buyer’s respective successors and assigns and shall not be discharged or in any way affected by the dissolution of the Buyer.

Upon payment in full of the Principal Sum, all accrued interest, and any costs and expenses due to Buyer hereunder, Seller shall deliver the original Letter of Credit to Buyer.

All rights and obligations hereunder shall be governed and interpreted under the laws of the State of New Hampshire.

THE BUYER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

The Buyer hereby submits to personal jurisdiction in the State of New Hampshire for the enforcement of this Note and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Note or the letter of credit securing this Note. The Buyer expressly acknowledges and agrees that its execution of this Note and its involvement generally in the transaction evidenced by the Asset Purchase Agreement constitutes the transaction of business in New Hampshire by the Buyer sufficient to satisfy personal jurisdiction over the Buyer in accordance with New Hampshire RSA 510:4(I). The Buyer hereby agrees that an action, suit, or proceeding to enforce this Note or any related matter may be brought in any state or federal court in the State of New Hampshire and hereby waives any objection which the Buyer may have to the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this section shall not be deemed to preclude Seller from filing any such action, suit, or proceeding in any other appropriate forum.

TIME SHALL BE OF THE ESSENCE OF THIS NOTE.

IN WITNESS WHEREOF, the Buyer has caused this Note to be executed as of the day and year first above written.

WITNESS:	CNL INCOME BRETTON WOODS, LLC, a Delaware limited liability company

/s/ William Vanos	By:	/s/ Myron Thomas
	Name: Its:	Myron Thomas Vice President of Corporate Finance and Treasury